Exhibit 99.4

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Business Review Day

L.J. Melody & Company

Brian Stoffers

Chief Operating Officer

March 23, 2005

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2004 Total Americas Revenue Percentages

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Overview

L.J. Melody is a leading intermediary of commercial real estate debt and structured equity for all property types throughout North America

Financing Capabilities include:

•                  Fixed and Variable

•                  Construction

•                  Bridge

•                  Mezzanine

•                  Tenant-in-Common

•                  Preferred Equity

•                  Structured Equity

•                  Joint Venture Equity

•                  Loan Sale Advising

•                  Loan Servicing

Key Statistics

	2004		4-Year CAGR
Office locations	35		2.3%

Employees	307		4.1%

Production	$13.3	B	16.6%

LJMCo Servicing Portfolio:

Unpaid Balance of Loan Servicing*	$24.2	B	16.8%

# of Loans	3,123		8.5%

Average Size	$7.8	M	7.3%

*L.J. Melody’s portion of total GEMSA Loan Services, LP portfolio

Organization – Office Locations

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Statistics — Loans Originated by Deal Size – 2004

$13.3 Billion Volume

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968 Deals

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Statistics — Loans Originated by Capital Source – 2004

$13.3 Billion Volume

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968 Deals

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Statistics — Loan Servicing – 2004

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Statistics — 2004 Ranking by Servicing Volume

Rank	Company	Amount	Number of Loans
		($ billions)
1	GMAC Commercial Holding Corp.	$208.1	56,334
2	Wachovia	$184.8	30,532
3	Midland Loan Services	$98.3	14,452
4	GEMSA Loan Services, LP*	$60.1	7,659
5	Bank of America, N.A.	$54.2	10,349
6	Wells Fargo Commercial Mortgage Servicing	$51.4	6,742
7	Prudential Asset Resources	$44.3	6,408
8	KeyBank Real Estate Capital	$34.0	5,345
9	Washington Mutual	$33.7	33,335
10	ORIX Capital Markets, L.L.C.	$28.9	5,721

*GEMSA Loan Services, L.P. is a limited partnership affiliate between L.J. Melody & Company and GE Capital

Period: Year Ended December 31, 2004

Source: Annual Survey of Commercial Mortgage Servicing Firms – Mortgage Bankers Association

Key Business Drivers

•                  Access to capital

•                  Flexible loan terms

•                  “Prudent/uninhibited” underwriting

•                  Capital markets efficiencies/inefficiencies

•                  Interest rate environment

•                  CMBS trends

•                  Agency multifamily origination trends

•                  Healthy commercial real estate markets

Key Business Drivers – Commercial & Multifamily Debt Outstanding

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Source: Flow of Funds Accounts, Federal Reserve Board of Governors

Data current as of 3Q 2004

Key Business Drivers – Historic 10-Year Treasury Rate

Historic 10-year Treasury Rates

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Source: Federal Reserve Bank of Dallas

Key Business Drivers – 10-Yr. Treasury vs. 30-day LIBOR

10-Yr. Treasury vs. 30-day LIBOR

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Source: Wall Street Journal

2005 Strategies Initiatives

•                  Large loan/conduit CMBS program

•                  IP Initiatives

•                  GEMSA marketing

•                  Multifamily lending platform

•                  High profile/strategic hires in key markets

•                  International expansion

•                  Implement technology-based systems

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